As filed with the Securities and Exchange Commission on July 3, 1997

                                                      Registration No. 333-29985

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                   Form SB-2/A
                                 Amendment No. 1

             Registration Statement under the Securities Act of 1933

                       PREMIUM CIGARS INTERNATIONAL, LTD.
             (Exact name of registrant as specified in its charter)

         Arizona                         2121                86-0846405
(State or jurisdiction of      (Primary Standard Industrial  (IRS Employer
incorporation or organization) Classification Code Number)   Identification No.)

 Premium Cigars International, Ltd.            Steven A. Lambrecht, CEO
 15651 North 83rd Way, Suite 3                 15651 North 83rd Way, Suite 3
 Scottsdale, Arizona  85260                    Scottsdale, Arizona  85260
 (602) 922-8887                                (602) 922-8887
 (Address, including zip code, and telephone   (Name, address, and telephone
  number, including, area code, of             number of agent for service)
  registrant's principal executive office)

                                   Copies to:

 Charles R. Berry, Esq.                        Christian J. Hoffmann, III, Esq.
 Michael F. Patterson, Esq.                    Streich Lang, P.A.
 Titus, Brueckner & Berry, P.C.                One Renaissance Square
 7373 North Scottsdale Road, Suite B-252       Two North Central Avenue
 Scottsdale Centre                             Phoenix, Arizona  85004-2391
 Scottsdale, Arizona 85253                     (602) 229-5200
 (602) 483-9600

Approximate date of proposed sale to the public: As soon as practical on or after the effective date of this Registration Statement. If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         Registration fee paid with initial filing on June 25, 1997.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              [INSIDE FRONT COVER]

[picture of typical PCI plexiglass humidor with magazine rack and magazine typically sold from rack as used in convenience stores]

[caption:] Typical PCI plexiglass humidor with magazine rack used in convenience stores.

[lit cigar in background (no caption)]

[copy at bottom of page (white on black):]

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS OF THIS INITIAL PUBLIC OFFERING MAY EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SHARES AT LEVELS ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                          [INSIDE FRONT COVER FOLD OUT]

[pictures of five-SKU and three-SKU hand-crafted wood humidors with magazine racks and typical cigar-related magazines sold from racks]

[caption:] Typical PCI five-SKU and three-SKU wood humidors with magazine racks and magazines.

[picture of clerk with on-counter humidor in convenience store]

[caption:] Typical location of PCI humidor and magazine rack in convenience store.

[picture   of   7-Eleven(TM)   advertisement   currently   appearing   in  Cigar
Aficionado(TM) magazine featuring PCI cigar]

[caption:] Advertisement currently appearing in Cigar Aficionado(TM) magazine featuring PCI cigar.

[PCI logo (no caption)]

[picture of lit cigar in background (no caption)]

[flat reproduction of five PCI-designed cigar bands]

[caption:] PCI-designed cigar bands.

                              [INSIDE BACK COVER]

[picture of race car driver Arie Luyendyk in Indy 500 winner's circle with helmet bearing PCI logo]

[cation:] Arie Luyendyk, PCI spokesperson, winner of 1997 Indy 500 in winner's circle with PCI logo on helmet.

[picture of Luyendyk's helmet with PCI logo (no caption)]

[picture of Luyendyk driving Indy 500 race car (no caption)]

[PCI logo (no caption)]

[background picture of lit cigar (no caption)]

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona on this the 1st day of July, 1997.

                                       PREMIUM CIGARS INTERNATIONAL, LTD.


                                       By:      /s/ Steven A. Lambrecht
                                           -------------------------------------
                                           Steven A. Lambrecht
                                           President and Chief Executive Officer



                                       By:      /s/ Greg P. Lambrecht
                                           -------------------------------------
                                           Greg P. Lambrecht
                                           Secretary

         Pursuant to the requirements of the Securities Act of 1933, as amended, this amended registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Steven A. Lambrecht, Greg
P. Lambrecht, David A. Hodges or any of them acting in the absence of the others, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

Date                       Signature                                   Title


July 1, 1997      /s/ William L. Anthony           Chairman of the Board
                  ----------------------------
                  William L. Anthony


July 1, 1997      /s/ Steven A. Lambrecht          Director
                  ----------------------------
                  Steven A. Lambrecht


July 1, 1997      /s/ Colin A. Jones               Director
                  -------------------------------
                  Colin A. Jones


July 1, 1997      /s/ David S. Hodges              Director
                  -----------------------------
                  David S. Hodges


July 1, 1997      /s/ Karissa B. Nisted            Chief Financial Officer
                  ------------------------------
                  Karissa B. Nisted
                                       6